Exhibit 23.2

浙江省杭州市拱墅区桥弄街208号乐富创意中心南区2栋12楼（310015）

电话：+86-0571-28813100

12F, Building 2, South Zone, Lefu Creative Center, No. 208 Qiaonong Street, Gongshu District, Hangzhou City, Zhejiang
Province, P.R.China

Tel: +86-0571-28813100

July 27, 2026

To: Ridgetech. INC

P.O.Box 310018, 5th Floor, Building 6, No. 100, 18th Street,
Baiyang Sub-district, Qiantang District, Hangzhou City,
Zhejiang Province, People’s Republic of China

Dear Sir/Madam,

We hereby consent to the references to our firm’s name under the headings” Permissions Required from PRC Authorities”, “LEGAL MATTERS” and “ENFORCEABILITY OF CIVIL LIABILITIES” in the prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with Ridgetech, Inc.’s Registration Statement on Form F-3 (File No. 333-291941). We also consent to the filing of this consent letter as an exhibit to the company’s current report on Form 6-K filed on the date hereof and to its incorporation by reference into the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ Zhejiang Minhe Law Firm (Hangzhou)
Zhejiang Minhe Law Firm (Hangzhou)